PRESS RELEASE OF PAYCHEX, INC. DATED DECEMBER 22, 2022

Paychex, Inc. Reports Second Quarter Results:

Solid Growth in Revenue and Diluted Earnings Per Share;

Raises Outlook for the Year

Rochester, N.Y. - (December 22, 2022) - Paychex, Inc. (the “Company,” “Paychex,” “we,” “our,” or “us”) today announced the following results for the quarter ended November 30, 2022 (the “second quarter”), as compared to the corresponding prior year period:

	For the three months ended			For the six months ended
	November 30,			November 30,
In millions, except per share amounts	2022	2021	Change(2)	2022	2021	Change(2)
Total service revenue	$1,168.6	$1,094.4	7%	$2,356.9	$2,162.8	9%
Total revenue	$1,190.3	$1,108.5	7%	$2,396.5	$2,191.4	9%
Operating income	$472.3	$440.3	7%	$967.9	$883.2	10%
Diluted earnings per share	$0.99	$0.91	9%	$2.04	$1.83	11%
Adjusted diluted earnings per share(1)	$0.99	$0.91	9%	$2.02	$1.80	12%

(1) Adjusted diluted earnings per share is not a United States (“U.S.”) generally accepted accounting principle (“GAAP”) measure. Please refer to the “Non-GAAP Financial Measures” section on page 3 of this press release for a discussion of non-GAAP measures.

(2) Percentage changes are calculated based on unrounded numbers.

John Gibson, President and Chief Executive Officer, commented, “We posted solid financial results for the second quarter, with growth of 7% in total revenue and 9% in diluted earnings per share, driven by our strong execution and comprehensive suite of solutions.”

“As businesses struggle with both inflationary pressures and acquiring talent in a continuing tight labor market, we are well positioned to help companies find and retain employees, drive operational efficiency, and address complex Human Resource (“HR”) issues. We continue to leverage our innovative HR technology and advisory solutions to help employers navigate this challenging environment. We’ve helped more than 50,000 of our clients secure available government funding through the Employee Retention Tax Credit program.”

Second Quarter Business Highlights

Service revenue increased to $1.2 billion in the second quarter, an increase of 7% over the prior year period. Highlights compared to the corresponding prior year period are as follows:

Management Solutions revenue was $895.3 million, an increase of 8%, a result of the following factors:

•
Growth in the number of clients and clients' employees served for human capital management (“HCM”) and additional worksite employees for HR Solutions;
•
Expanded revenue per client resulting from price realization and higher product attachment, including increased demand for HR Solutions, retirement, and time and attendance solutions; and
•
Continued demand for HCM ancillary services.

Professional Employer Organization (“PEO”) and Insurance Solutions revenue was $273.3 million, an increase of 4%, led by growth in the number of average worksite employees.

Total expenses increased 7% to $718.0 million, due to higher compensation related costs driven by increases in headcount and wage rates.

Operating income grew 7% to $472.3 million compared to the prior year period. Operating margin (operating income as a percentage of total revenue) of 39.7% was even compared to the prior year period.

Our effective income tax rate was 24.2% compared to 24.1% for the prior year period. Both periods included the recognition of excess tax benefits related to employee stock-based compensation payments.

Diluted earnings per share and adjusted diluted earnings per share(1) increased 9% to 0.99 per share for the second quarter compared to the prior year period.

(1) Adjusted diluted earnings per share is not a U.S. GAAP measure. Please refer to the “Non-GAAP Financial Measures” section on page 3 of this press release for a discussion of non-GAAP measures.

Fiscal Year-To-Date Business Highlights

Highlights for the six months ended November 30, 2022 (the “six months”) as compared to the corresponding prior year period are as follows:

•
Total service revenue and total revenue each increased 9% to $2.4 billion.
•
Operating income increased 10% to $967.9 million.
•
Diluted earnings per share increased 11% to $2.04 per share. Adjusted diluted earnings per share(1) increased 12% to $2.02 per share.

(1) Adjusted diluted earnings per share is not a U.S. GAAP measure. Please refer to the “Non-GAAP Financial Measures” section on page 3 of this press release for a discussion of non-GAAP measures.

Financial Position and Liquidity

Our financial position and cash flow generation remained strong. As of November 30, 2022, we had:

•
Cash, restricted cash, and total corporate investments of $1.3 billion.
•
Short-term and long-term borrowings, net of debt issuance costs, of $808.0 million.
•
Cash flow from operations was $685.9 million for the six months.

Return to Stockholders in the Six Months

•
Paid cumulative dividends of $1.58 per share totaling $569.3 million.

Non-GAAP Financial Measures

	For the three months ended			For the six months ended
	November 30,			November 30,
$ in millions	2022	2021	Change	2022	2021	Change
Net income	$360.3	$332.1	8%	$739.5	$665.7	11%
Non-GAAP adjustments:
Excess tax benefits related to employee stock-based compensation payments(1)	(0.9)	(2.3)		(8.2)	(12.7)
Adjusted net income	$359.4	$329.8	9%	$731.3	$653.0	12%

Diluted earnings per share(2)	$0.99	$0.91	9%	$2.04	$1.83	11%
Non-GAAP adjustments:
Excess tax benefits related to employee stock-based compensation payments(1)	—	(0.01)		(0.02)	(0.03)
Adjusted diluted earnings per share	$0.99	$0.91	9%	$2.02	$1.80	12%

Net income	$360.3	$332.1	8%	$739.5	$665.7	11%
Non-GAAP adjustments:
Interest (income)/expense, net	(0.9)	8.9		2.8	17.9
Income taxes	114.9	105.5		227.7	215.8
Depreciation and amortization expense	44.3	48.6		88.3	94.3
Total non-GAAP adjustments	158.3	163.0		318.8	328.0
EBITDA	$518.6	495.1	5%	$1,058.3	$993.7	7%

(1) Excess tax benefits related to employee stock-based compensation payments recognized in income taxes. This item is subject to volatility and will vary based on employee decisions on exercising employee stock options and fluctuations in our stock price, neither of which is within the control of management.

(2) The calculation of the impact of non-GAAP adjustments on diluted earnings per share is performed on each line independently. The table may not add down by +/- $0.01 due to rounding.

In addition to reporting net income and diluted earnings per share, which are U.S. GAAP measures, we present adjusted net income, adjusted diluted earnings per share, and earnings before interest, taxes, depreciation, and amortization (“EBITDA”), which are non-GAAP measures. We believe these additional measures are indicators of our core business operations’ performance period over period. Adjusted net income, adjusted diluted earnings per share, and EBITDA are not calculated through the application of U.S. GAAP and are not required forms of disclosure by the Securities and Exchange Commission (“SEC”). As such, they should not be considered a substitute for the U.S. GAAP measures of net income and diluted earnings per share, and, therefore, they should not be used in isolation but in conjunction with the U.S. GAAP measures. The use of any non-GAAP measure may produce results that vary from the U.S. GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

Business Outlook

Our outlook for the fiscal year ending May 31, 2023 (“fiscal 2023”) incorporates current assumptions and market conditions. Changes in the macroeconomic environment could alter our guidance. With consideration of these impacts, we have updated our guidance as follows:

•
Total revenue is now anticipated to grow approximately 8%;
•
Management Solutions revenue is now anticipated to grow in the range of 7% to 8%;
•
PEO and Insurance Solutions revenue is now anticipated to grow in the range of 5% to 7%;
•
Interest on funds held for clients is now expected to be in the range of $100 million to $110 million;
•
Other income is now anticipated to be in the range of $5 million to $10 million;
•
Adjusted diluted earnings per share(1) is now anticipated to grow in the range of 12% to 14%.
•
Other aspects of our guidance for fiscal 2023 remain unchanged from what we provided previously.

(1) Adjusted diluted earnings per share is not a U.S. GAAP measure. Please refer to the “Non-GAAP Financial Measures” section on page 3 of this press release for a discussion of non-GAAP measures.

Environmental, Social, and Governance (“ESG”)

As part of what it means to be Paychex, we are focusing our ESG efforts on actions we can take to create positive impact. To learn more about our latest initiatives, please see our https://www.paychex.com/corporate/corporate-responsibility. The information available on our website is not a part of, and is not incorporated into, this press release.

Quarterly Report on Form 10-Q (“Form 10-Q”)

We anticipate filing our Form 10-Q for the second quarter within the next day, and it will be available at https://investor.paychex.com. This press release should be read in conjunction with the Form 10-Q and the related Notes to Consolidated Financial Statements and Management's Discussion and Analysis of Financial Condition and Results of Operations contained in that Form 10-Q.

Webcast Details

Interested parties may access the webcast of our Earnings Release Conference Call, scheduled for December 22, 2022, at 9:30 a.m. Eastern Time, at https://investor.paychex.com. The webcast will be archived for approximately 90 days. Our news releases, current financial information, SEC filings, and investor presentations are also accessible at https://investor.paychex.com.

For more information, contact:

Investor Relations:	Efrain Rivera, CFO, or Terri Allen	585‑383‑3406
Media Inquiries:	Chris Muller, Director, Corporate Communications	585‑338-4346

About Paychex

Paychex, Inc. (Nasdaq:PAYX) is a leading provider of integrated human capital management solutions for human resources, payroll, benefits, and insurance services for small to medium sized businesses. By combining innovative software-as-a-service technology and mobility platform with dedicated, personal service, Paychex empowers business owners to focus on the growth and management of their business. Backed by 50 years of industry expertise, Paychex serves more than 730,000 payroll clients as of May 31, 2022 in the U.S. and Europe, and pays one out of every 12 American private sector employees. Learn more about Paychex by visiting www.paychex.com and stay connected on Twitter (www.twitter.com/paychex) and LinkedIn (www.linkedin.com/company/paychex).

Cautionary Note Regarding Forward-Looking Statements

Certain written and oral statements made by us may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by such words and phrases as “expect,” “outlook,” “guidance,” “will,” “project,” “projections,” “strategy,” “anticipate,” “believe,” “could,” “may,” “potential,” and other similar words or phrases. Examples of forward-looking statements include, among others, statements we make regarding operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to our outlook, revenue growth, earnings, earnings-per-share growth, or similar projections.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance upon any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•
our ability to keep pace with changes in technology or provide timely enhancements to our products and services;
•
software defects, undetected errors, and development delays for our products;
•
the possibility of cyberattacks, security vulnerabilities or Internet disruptions, including data security and privacy leaks and data loss and business interruptions;
•
the possibility of failure of our business continuity plan during a catastrophic event;
•
the failure of third-party service providers to perform their functions;
•
the possibility that we may be exposed to additional risks related to our co-employment relationship with our PEO business;
•
changes in health insurance and workers’ compensation insurance rates and underlying claim trends;
•
risks related to acquisitions and the integration of the businesses we acquire;
•
our clients’ failure to reimburse us for payments made by us on their behalf;
•
the effect of changes in government regulations mandating the amount of tax withheld or the timing of remittances;
•
our failure to comply with covenants in our debt agreements;
•
changes in governmental regulations and policies;
•
our ability to comply with U.S. and foreign laws and regulations;
•
our compliance with data privacy laws and regulations;
•
our failure to protect our intellectual property rights;
•
potential outcomes related to pending or future litigation matters;

•
the impact of the COVID-19 pandemic and other macroeconomic factors on the U.S. and global economy, and in particular on our small- and medium-sized business clients;
•
volatility in the political and economic environment, including rising inflation;
•
changes in the availability and retention of qualified people; and
•
the possible effects of negative publicity on our reputation and the value of our brand.

Any of these factors, as well as such other factors as discussed in our SEC filings, could cause our actual results to differ materially from our anticipated results. The information provided in this document is based upon the facts and circumstances known as of the date of this press release, and any forward-looking statements made by us in this document speak only as of the date on which they are made. Except as required by law, we undertake no obligation to update these forward-looking statements after the date of issuance of this press release to reflect events or circumstances after such date, or to reflect the occurrence of unanticipated events.

PAYCHEX, INC.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In millions, except per share amounts)

	For the three months ended			For the six months ended
	November 30,			November 30,
	2022	2021	Change(2)	2022	2021	Change(2)
Revenue:
Management Solutions	$895.3	$832.0	8%	$1,800.8	$1,637.5	10%
PEO and Insurance Solutions	273.3	262.4	4%	556.1	525.3	6%
Total service revenue	1,168.6	1,094.4	7%	2,356.9	2,162.8	9%
Interest on funds held for clients(1)	21.7	14.1	54%	39.6	28.6	39%
Total revenue	1,190.3	1,108.5	7%	2,396.5	2,191.4	9%
Expenses:
Cost of service revenue	359.3	331.6	8%	710.3	644.1	10%
Selling, general and administrative expenses	358.7	336.6	7%	718.3	664.1	8%
Total expenses	718.0	668.2	7%	1,428.6	1,308.2	9%
Operating income	472.3	440.3	7%	967.9	883.2	10%
Other income/(expense), net(1)	2.9	(2.7)	n/m %	(0.7)	(1.7)	n/m
Income before income taxes	475.2	437.6	9%	967.2	881.5	10%
Income taxes	114.9	105.5	9%	227.7	215.8	6%
Net income	$360.3	$332.1	8%	$739.5	$665.7	11%

Basic earnings per share	$1.00	$0.92	9%	$2.05	$1.85	11%
Diluted earnings per share	$0.99	$0.91	9%	$2.04	$1.83	11%
Weighted-average common shares outstanding	360.5	360.7		360.2	360.4
Weighted-average common shares outstanding, assuming dilution	362.3	363.1		362.3	362.9

(1) Further information on interest on funds held for clients and other expense, net, and the short- and long-term effects of changing interest rates can be found in our filings with the SEC, including our Quarterly Reports on Form 10-Q and our Annual Report on Form 10-K, as applicable, under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and subheadings “Results of Operations” and “Market Risk Factors.” These filings are accessible at www.paychex.com.

(2) Percentage changes are calculated based on unrounded numbers.

n/m - not meaningful

n/m – not meaningful

PAYCHEX, INC.

CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions, except per share amounts)

	November 30,	May 31,
	2022	2022
ASSETS
Cash and cash equivalents	$1,096.5	$370.0
Restricted cash	57.8	50.3
Corporate investments	165.6	853.9
Interest receivable	23.2	22.3
Accounts receivable, net of allowance for credit losses	873.6	723.8
PEO unbilled receivables, net of advance collections	494.8	572.1
Prepaid income taxes	67.3	34.0
Prepaid expenses and other current assets	286.7	272.3
Current assets before funds held for clients	3,065.5	2,898.7
Funds held for clients	3,132.7	3,682.9
Total current assets	6,198.2	6,581.6
Long-term restricted cash	10.4	25.5
Long-term corporate investments	3.9	5.0
Property and equipment, net of accumulated depreciation	393.0	401.3
Operating lease right-of-use assets, net of accumulated amortization	70.7	78.7
Intangible assets, net of accumulated amortization	203.9	224.6
Goodwill	1,830.0	1,831.5
Long-term deferred costs	443.6	433.3
Other long-term assets	60.6	53.7
Total assets	$9,214.3	$9,635.2

LIABILITIES
Accounts payable	$86.7	$105.7
Accrued corporate compensation and related items	173.8	225.4
Accrued worksite employee compensation and related items	742.0	683.4
Short-term borrowings	10.1	8.7
Deferred revenue	44.8	38.4
Other current liabilities	346.1	388.4
Current liabilities before client fund obligations	1,403.5	1,450.0
Client fund obligations	3,350.4	3,819.2
Total current liabilities	4,753.9	5,269.2
Accrued income taxes	65.6	58.1
Deferred income taxes	129.8	165.5
Long-term borrowings, net of debt issuance costs	797.9	797.7
Operating lease liabilities	66.8	74.8
Other long-term liabilities	195.0	184.7
Total liabilities	6,009.0	6,550.0

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value; Authorized: 600.0 shares; Issued and outstanding: 360.5 shares as of November 30, 2022 and 359.9 shares as of May 31, 2022	3.6	3.6
Additional paid-in capital	1,588.6	1,545.9
Retained earnings	1,811.4	1,669.6
Accumulated other comprehensive loss	(198.3)	(133.9)
Total stockholders’ equity	3,205.3	3,085.2
Total liabilities and stockholders’ equity	$9,214.3	$9,635.2

PAYCHEX, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In millions)

	For the six months ended
	November 30,
	2022	2021
OPERATING ACTIVITIES
Net income	$739.5	$665.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	88.3	94.3
Amortization of premiums and discounts on available-for-sale ("AFS") securities, net	11.2	15.3
Amortization of deferred contract costs	107.5	99.1
Stock-based compensation costs	29.7	26.4
(Benefit from)/provision for deferred income taxes	(15.3)	5.5
Provision for credit losses	8.1	1.0
Net realized gains on sales of AFS securities	(0.1)	(0.1)
Changes in operating assets and liabilities:
Interest receivable	(0.9)	1.7
Accounts receivable and PEO unbilled receivables, net	(80.6)	(320.4)
Prepaid expenses and other current assets	(43.4)	(35.2)
Accounts payable and other current liabilities	(46.9)	95.0
Deferred costs	(122.1)	(112.6)
Net change in other long-term assets and liabilities	13.8	20.6
Net change in operating lease right-of-use assets and liabilities	(2.9)	(0.9)
Net cash provided by operating activities	685.9	555.4
INVESTING ACTIVITIES
Purchases of AFS securities	(6,504.9)	(1,889.8)
Proceeds from sales and maturities of AFS securities	7,631.3	1,534.6
Purchases of property and equipment	(65.9)	(64.6)
Proceeds from sales of property and equipment	9.7	—
Acquisition of businesses, net of cash acquired	—	(24.9)
Purchases of other assets, net	(8.6)	(6.7)
Net cash provided by/(used in) investing activities	1,061.6	(451.4)
FINANCING ACTIVITIES
Net change in client fund obligations	(468.7)	167.9
Net change in short-term borrowings	2.0	1.5
Dividends paid	(569.3)	(476.4)
Activity related to equity-based plans	(15.1)	4.1
Net cash used in financing activities	(1,051.1)	(302.9)
Net change in cash, restricted cash, and equivalents	696.4	(198.9)
Cash, restricted cash, and equivalents, beginning of period	928.4	1,823.1
Cash, restricted cash, and equivalents, end of period	$1,624.8	$1,624.2

Reconciliation of cash, restricted cash, and equivalents
Cash and cash equivalents	$1,096.5	$636.2
Restricted cash	68.2	82.4
Restricted cash and restricted cash equivalents included in funds held for clients	460.1	905.6
Total cash, restricted cash, and equivalents	$1,624.8	$1,624.2